Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements Form S-8 (No. 333-43462, 333-143166 and 333-143165) of Central Virginia Bankshares, Inc. and subsidiaries of our report, dated March 31, 2008, relating to the audit of the consolidated financial statements, included in and incorporated by reference in the Annual Report on Form 10-K/A of Central Virginia Bankshares, Inc. and subsidiaries for the year ended December 31, 2007.

Winchester, Virginia

April 2, 2008